Exhibit 99.1

RadioShack Reports Second Quarter Financial Results

In Process of Pursuing Comprehensive Recapitalization Options

FORT WORTH, Texas, September 11, 2014 -- RadioShack Corporation (NYSE: RSH) reported its second quarter financial results today for the period ended August 2, 2014.

Joseph C. Magnacca, chief executive officer, said, “For the past 18 months we have been working hard on our turnaround plan. While we are advancing on many fronts, we may need additional capital in order to complete our work. As a result, we are actively exploring options for overhauling our balance sheet and are in advanced discussions with a number of parties.  We are also working with our key financial stakeholders, including our existing lenders, bondholders, shareholders and landlords seeking to create a long-term solution. This may include a debt restructuring, a store base consolidation program, and other measures to make significant reductions in our cost structure. The details of a recapitalization have yet to be finalized, and we are reviewing several alternatives, some of which would require consent from our lenders. There is no pre-determined outcome to this work and, of course, we cannot be certain as to the outcome from the current discussions. Our highest priority is working on a solution to maximize the value to all of our stakeholders.

“As for the second quarter, our retail business, which represents approximately half our sales, saw an improving sales trend.  That trend is continuing into our third quarter as our turnaround strategy gains traction on the retail front.  We are working to lessen our dependence upon the mobility business as we continue to reinvigorate our store experience and revamp our product assortment.  We’re seeing strong consumer response to new offerings such as our Fix It Here program, where we can quickly fix mobile phones right in our stores, and we are also beginning to see the effect of our pipeline of innovative and differentiated products.

“At the same time, we have been challenged by the persistent industry-wide decline in consumer electronics and soft mobility market,” Mr. Magnacca continued. “The postpaid mobility business drove the majority of the weak performance this quarter due to lackluster consumer interest in the current handset assortment, consumers waiting for an iconic handset launch this fall, and intense promotional activities by the wireless carriers. We are working to address our challenges head-on and focus on profitable sales by improving the technology we use to sell mobile phones and bringing in new wireless offerings. We believe that, long-term, our adjusted approach to mobility will position it as an important contributor to our overall business.”

Mr. Magnacca concluded, “Our entire team is focused on executing our vision, adapting to the environment, managing our balance sheet, and driving sustainable change.”

Note: All comparisons are versus the same period of the prior fiscal year unless otherwise noted.

13 WEEKS ENDED AUGUST 2, 2014, SUMMARY

•

Total net sales and operating revenues were $673.8 million, compared to $861.4 million last year. Comparable store sales were down 20.0% driven by traffic declines and soft performance in the mobility business.

•

Consolidated gross profit was $237.6 million, or 35.3% of net sales, compared with $301.5 million last year, or 35.0% of net sales.  The decline in gross profit dollars was primarily driven by a 30.4% decrease in sales in the mobility platform.  Excluding inventory reserves related to store closures, our consolidated gross profit was  $235.6 million, or 35.0% of net sales.

•

Consolidated selling, general and administrative (SG&A) expenses were $323.6 million, or 48.0% of net sales, compared with $334.4 million last year, or 38.8% of net sales.  This represents a 9.2 percentage point increase as a percentage of net sales and operating revenues for the 13 weeks ended August 2, 2014, which was driven by declining sales volumes period over period. Excluding the impact of severance costs related to potential store closures, consolidation of certain facilities in China and a non-cash charge related to the elimination of a key executive life insurance program, our SG&A was  $306.3 million dollars, or 45.5% of net sales.  These adjusted SG&A dollar decreases were primarily related to compensation and advertising as a result of our cost reduction efforts.

•

Operating loss was $119.4 million compared to operating loss of $51.1 million last year. On an adjusted basis, operating loss was $83.5 million excluding certain non-cash items and $8.6 million in severance and $20.6 million in impairments of fixed assets and goodwill, partially offset by $2.0 million in reserves in inventory.

•

Loss from continuing operations was $137.4 million, or $1.35 per diluted share, compared to a loss from continuing operations of $51.4 million last year. On an adjusted basis, loss from continuing operations was $101.5 million, which compares to an adjusted loss from continuing operations of $62.9 million last year.

26 WEEKS ENDED AUGUST 2, 2014, SUMMARY

•

Total net sales and operating revenues were $1,410.5 million, compared to $1,709.8 million last year. Comparable store sales were down 16.9% driven by traffic declines and soft performance in the mobility business.

•

Consolidated gross profit was $506.3 million, or 35.9% of net sales, compared with $642.4 million last year, or 37.6% of net sales.  The decline in gross profit dollars was primarily driven by a 24.7% decrease in sales in the mobility platform.  Excluding inventory reserves related to store closures, our consolidated gross profit was $500.2 million, or 35.5% of net sales.

•

Consolidated selling, general and administrative (SG&A) expenses were $659.5 million, or 46.8% of net sales, compared with $668.1 million last year, or 39.1% of net sales.  This represents a 7.7 percentage point increase as a percentage of net sales and operating revenues for the 26 weeks ended August 2, 2014, which was driven by declining sales volumes period over period.  SG&A expenses for the six months ended July 31, 2013,  included a gain on the sale of a building of $2.4 million. Excluding the impact of severance costs, consolidation of certain facilities in China and a non-cash charge related to the elimination of a key executive life insurance program, our SG&A was $642.2 million dollars, or 45.5% of net sales.  These adjusted SG&A dollar decreases were primarily related to compensation and advertising as a result of our cost reduction efforts.

•

Operating loss was $200.4 million compared to operating loss of $61.4 million last year. On an adjusted basis, operating loss was $165.5 million excluding certain non-cash items and  $8.6 million in severance and $21.4 million in impairments of fixed assets and goodwill, partially offset by $6.1 million in inventory reserves.

•

Loss from continuing operations was $235.7 million, or $2.31 per diluted share, compared to a loss from continuing operations of $74.7 million last year. On an adjusted basis, loss from continuing operations was $200.8 million, which compares to an adjusted loss from continuing operations of $89.4 million last year.

CASH, LIQUIDITY AND CAPITAL SPENDING

The Company ended the quarter with total liquidity of $182.5 million at August 2, 2014, including $30.5 million in cash and cash equivalents and $152.0 million of availability under the 2018 Credit Agreement. This availability is net of letters of credit totaling $89.4 million and $43.0 million in borrowings outstanding at August 2, 2014.  The Company's total debt was $658.0 million at August 2, 2014, which matures between 2018 and 2019.

CONFERENCE CALL

RadioShack will host a webcast of its investor conference call at 9 a.m. EDT today. The Internet broadcast may be accessed from the investor relations home page of the RadioShack corporate website at http://IR.RadioShackCorporation.com.

An archived replay of the conference call will be available in the investor relations section of the corporate website, radioshackcorporation.com. A telephone replay will be available beginning at approximately 11 a.m. EDT today and will remain available for one week. The telephone replay can be accessed by calling toll-free at (888) 286-8010, or via toll call at (617) 801-6888. The replay pass code is 61110581.

For more information about performance, refer to the RadioShack Corporation Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 4, 2014.

NON-GAAP DISCLOSURES

Adjusted gross profit, adjusted operating loss and adjusted loss from continuing operations have each been adjusted to exclude certain items specifically identified in the reconciliation of non-GAAP financial measures. We believe that providing comparisons for these measures, adjusted for the items shown in the accompanying reconciliations, provides useful information to the reader in assessing our operating performance. These non-GAAP measures are used by management to evaluate the operating performance of the business for comparable periods; however, they are not intended to replace the comparable GAAP measures.

Reconciliations of these non-GAAP measures to comparable measures calculated in accordance with GAAP are provided in the accompanying schedules.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, as referenced in the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management’s current views and projections regarding economic conditions, the retail industry environment and Company performance. These statements can be identified by the fact that they include words like “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “guidance,” “plan,” “outlook” and other words with similar meaning. We specifically disclaim any duty to update any of the information set forth in this press release, including any forward-looking statements. These statements involve a number of risks and uncertainties that could cause our actual results to differ materially from the results discussed in our forward-looking statements. Factors that could cause our actual results to differ materially from the results discussed in our forward-looking statements include, but are not limited to, our ability to execute and the effectiveness of our initiatives, including our strategic turnaround plan and our proposed store closure program; risks associated with net losses and negative cash flow, risks associated with our ability to successfully complete a recapitalization transaction; the underperformance or loss of certain of our important vendors, such as our wireless carrier providers, or breaches by them of our agreements with them; difficulties associated with our transition to an outsourced arrangement for the production of products we previously manufactured at our Chinese manufacturing plant; an adverse impact on our sales or profitability due to our transition to such an outsourced arrangement; an adverse impact on our sales or profitability due to changes wireless carrier providers make to their customer credit requirements, frequency of upgrade eligibility, or other operational matters, and the timing, completeness, and accuracy of information we receive about such changes; a decline in our gross margin due to customer demand for lower margin mobile devices, such as smartphones and tablets; overall sales performance; economic conditions; product demand; expense levels; competitive activity; interest rates; changes in the Company’s financial condition; availability of products and services and other risks associated with the Company’s vendors and service providers; the regulatory environment; and other factors affecting the retail category in general. Additional information regarding these and other factors is included in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended December 31, 2013.

ABOUT RADIOSHACK CORPORATION

RadioShack (NYSE: RSH) is a leading retailer focused on connecting customers with personalized solutions and discovering what’s possible through the latest in consumer technology. The company’s updated product assortment incorporates national brands, industry-leading private brand products, and in-demand mobile devices from a wide selection of wireless carriers. Customers can shop top brands in headphones and speakers, wearable technology, smart toys and DIY supplies, connected home, power accessories and home entertainment at www.radioshack.com or in store. RadioShack’s global retail network includes more than 4,400 company-operated stores in the United States and Mexico and more than 900 dealer stores in 25 countries. RadioShack employs approximately 27,000 knowledgeable associates globally to help customers find their technology solution. For more information on RadioShack Corporation, please visit www.radioshackcorporation.com. RadioShack® is a registered trademark licensed by RadioShack Corporation.

Analyst and Investor Contact:	News Media Contact:
Investor Relations	Media Relations
(817) 415-3400	(817) 415-3300
Investor.Relations@RadioShack.com	Media.Relations@RadioShack.com

RADIOSHACK CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income (unaudited)

	13 Weeks Ended	Three Months Ended	26 Weeks Ended	Six Months Ended
	August 2,	July 31,	August 2,	July 31,
(In millions, except per share amounts)	2014	2013	2014	2013
Net sales and operating revenues	$673.8	$861.4	$1,410.5	$1,709.8
Cost of products sold (includes depreciation amounts of $2.4 million,
$2.1 million, $4.9 million, and $4.4 million, respectively)	436.2	559.9	904.2	1,067.4
Gross profit	237.6	301.5	506.3	642.4

Operating expenses:
Selling, general and administrative	323.6	334.4	659.5	668.1
Depreciation and amortization	12.8	15.4	25.8	31.5
Impairment of long-lived assets and goodwill	20.6	2.8	21.4	4.2
Total operating expenses	357.0	352.6	706.7	703.8

Operating loss	(119.4)	(51.1)	(200.4)	(61.4)

Interest income	0.3	0.3	1.0	0.7
Interest expense	(16.9)	(14.0)	(33.5)	(28.7)
Other loss	—	—	—	(0.3)

Loss from continuing operations before income taxes	(136.0)	(64.8)	(232.9)	(89.7)
Income tax expense (benefit)	1.4	(13.4)	2.8	(15.0)

Loss from continuing operations	(137.4)	(51.4)	(235.7)	(74.7)
Discontinued operations, net of income taxes	—	(0.8)	—	(5.5)

Net loss	$(137.4)	$(52.2)	$(235.7)	$(80.2)

Basic and diluted net loss per share:
Loss per share from continuing operations	$(1.35)	$(0.51)	$(2.31)	$(0.74)
Loss per share from discontinued operations	—	--	—	(0.05)
Net loss per share	$(1.35)	$(0.51)	$(2.31)	$(0.79)

Shares used in computing net loss per share:

Basic and diluted	101.9	100.7	101.9	100.7

Comprehensive loss	$(137.5)	$(56.2)	$(235.2)	$(79.9)

RADIOSHACK CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets (unaudited)

	August 2,	February 1,	December 31,
(In millions, except share amounts)	2014	2014	2013
Assets
Current assets:
Cash and cash equivalents	$30.5	$109.6	$179.8
Accounts and notes receivable, net	159.7	154.1	211.9
Inventories	673.4	807.8	802.3
Other current assets	66.3	80.1	139.0
Total current assets	929.9	1,151.6	1,333.0

Property, plant and equipment, net	172.2	186.3	187.2
Other assets, net	47.1	72.7	71.0
Total assets	$1,149.2	$1,410.6	$1,591.2

Liabilities and Stockholders’ (Deficit) Equity
Current liabilities:
Current maturities of long-term debt	$1.1	$1.1	$1.1
Accounts payable	153.3	234.7	376.4
Accrued expenses and other current liabilities	216.3	206.4	207.1
Total current liabilities	370.7	442.2	584.6

Long-term debt, excluding current maturities	656.9	613.0	613.0
Other non-current liabilities	184.6	186.7	187.2
Total liabilities	1,212.2	1,241.9	1,384.8

Commitments and contingencies (See Note 9)

Stockholders’ (deficit) equity:
Preferred stock, no par value, 1,000,000 shares authorized:
Series A junior participating, 300,000 shares designated and none issued	—	—	—
Common stock, $1 par value, 650,000,000 shares authorized;
146,033,000 shares issued	146.0	146.0	146.0
Additional paid-in capital	116.8	122.9	123.6
Retained earnings	687.3	923.0	960.6
Treasury stock, at cost; 45,352,000, 45,686,000,
and 45,735,000 shares, respectively	(1,006.8)	(1,016.4)	(1,017.7)
Accumulated other comprehensive loss	(6.3)	(6.8)	(6.1)
Total stockholders’ (deficit) equity	(63.0)	168.7	206.4
Total liabilities and stockholders’ (deficit) equity	$1,149.2	$1,410.6	$1,591.2

RADIOSHACK CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows (unaudited)

	26 Weeks Ended	Six Months Ended
	August 2,	July 31,
(In millions)	2014	2013
Cash flows from operating activities:
Net loss	$(235.7)	$(80.2)
Adjustments to reconcile net loss to net cash
(used in) provided by operating activities:
Depreciation and amortization	30.7	36.7
Deferred income taxes	—	(0.4)
Amortization of discounts on long-term debt	0.9	5.9
Impairment of long-lived assets and goodwill	21.4	4.2
Stock-based compensation	4.5	4.9
Provision for credit losses and bad debts	0.5	0.1
Other non-cash items	5.6	2.0
Changes in assets and liabilities:
Accounts and notes receivable	(5.2)	138.3
Inventories	134.6	153.0
Other current assets	10.7	1.6
Accounts payable	(109.8)	(92.1)
Accrued expenses and other	10.2	(15.9)
Income taxes	—	0.4
Net change in liability for unrecognized tax benefits and accrued interest	1.9	(16.5)
Other	4.7	(6.1)
Net cash (used in) provided by operating activities	(125.0)	135.9

Cash flows from investing activities:
Additions to property, plant and equipment	(28.3)	(16.6)
Proceeds from sale of property, plant and equipment	—	6.5
Changes in restricted cash	2.9	(5.6)
Net cash used in investing activities	(25.4)	(15.7)

Cash flows from financing activities:
Repayment of principal on convertible debt	—	(72.5)
Proceeds from issuance of long-term debt	136.5	—
Repayments of long-term debt	(93.5)	—
Changes in cash overdrafts	28.3	(11.0)
Net cash provided by (used in) financing activities	71.3	(83.5)

Net (decrease) increase in cash and cash equivalents	(79.1)	36.7
Cash and cash equivalents, beginning of period	109.6	403.2
Cash and cash equivalents, end of period	$30.5	$439.9

RADIOSHACK CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

Adjusted Loss from Continuing Operations and Adjusted Diluted Loss Per Share from Continuing Operations

Gross Profit, Operating Loss and Loss from Continuing Operations, Excluding Certain Items

	13 Weeks Ended		Three Months Ended
	August 2, 2014		July 31, 2013		Increase
(In millions, except per share amounts)	Amount	% of Sales	Amount	% of Sales	(Decrease)

Net sales and operating revenues	$673.8		$861.4		$ (187.6)

Gross profit	$237.6	35.3%	$301.5	35.0%	$ (63.9)
Adjustment of inventory reserves related to store closures	(2.0)		—

Gross profit, excluding certain items	$235.6	35.0%	$301.5	35.0%	$ (65.9)

Operating loss	$(119.4)	(17.7%)	$(51.1)	(5.9%)	$ (68.3)
Adjustment of inventory reserves related to store closures	(2.0)		—
Severance costs related to store closures and	8.6		—
consolidation of facilities in China
Elimination of key executive life insurance program	8.7		—
Impairment of fixed assets	8.3		2.8
Impairment of goodwill	12.3		—

Operating loss, excluding certain items	$(83.5)	(12.4%)	$(48.3)	(5.6%)	$ (35.2)

Loss from continuing operations	$(137.4)	(20.4%)	$(51.4)	(6.0%)	$ (86.0)
Adjustment of inventory reserves related to store closures	(2.0)		—
Severance costs related to store closures and	8.6		—
consolidation of facilities in China
Elimination of key executive life insurance program	8.7		—
Impairment of fixed assets	8.3		2.8
Impairment of goodwill	12.3		—

Total adjustments, before income taxes	35.9		2.8

(1) Income tax effect of adjustments	—		14.3

Net adjustments	35.9		(11.5)

Adjusted loss from continuing operations	$(101.5)	(15.1%)	$(62.9)	(7.3%)	$ (38.6)

Diluted loss per share from continuing operations:
As reported	$(1.35)		$(0.51)		$ (0.84)
Adjusted	$(1.00)		$(0.62)		$ (0.38)

Shares used in computing net loss per share	101.9		100.7

(1)  Zero tax effect of adjustments for the 13 weeks ended August 2, 2014, and the three months ended July  31, 2013.  The three months ended July 31, 2013, includes tax benefits associated with the settlement of an Internal Revenue Service examination of tax years 2004 through 2006 in the amount of $14.3 million.

RADIOSHACK CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

Adjusted Loss from Continuing Operations and Adjusted Diluted Loss Per Share from Continuing Operations

Gross Profit, Operating Loss and Loss from Continuing Operations, Excluding Certain Items

	26 Weeks Ended		Six Months Ended
	August 2, 2014		July 31, 2013		Increase
(In millions, except per share amounts)	Amount	% of Sales	Amount	% of Sales	(Decrease)

Net sales and operating revenues	$1,410.5		$1,709.8		$ (299.3)

Gross profit	$506.3	35.9%	$642.4	37.6%	$ (136.1)
Adjustment of inventory reserves related to store closures	(6.1)		—

Gross profit, excluding certain items	$500.2	35.5%	$642.4	37.6%	$ (142.2)

Operating loss	$(200.4)	(14.2%)	$(61.4)	(3.6%)	$ (139.0)
Adjustment of inventory reserves related to store closures	(6.1)		—
Severance costs related to store closures and	8.6		—
consolidation of facilities in China
Elimination of key executive life insurance program	8.7		—
Store closure program costs	0.9		—
Write-off of certain software development costs	1.4		—
Gain on sale of building	—		(2.4)
Impairment of fixed assets	9.1		4.2
Impairment of goodwill	12.3		—

Operating loss, excluding certain items	$(165.5)	(11.7%)	$(59.6)	(3.5%)	$ (105.9)

Loss from continuing operations	$(235.7)	(16.7%)	$(74.7)	(4.4%)	$ (161.0)
Adjustment of inventory reserves related to store closures	(6.1)		—
Severance costs related to store closures and	8.6		—
consolidation of facilities in China
Elimination of key executive life insurance program	8.7		—
Store closure program costs	0.9		—
Write-off of certain software development costs	1.4		—
Gain on sale of building	—		(2.4)
Impairment of fixed assets	9.1		4.2
Impairment of goodwill	12.3		—
Extinguishment of debt	—		0.3

Total adjustments, before income taxes	34.9		2.1

(1) Income tax effect of adjustments	—		16.8

Net adjustments	34.9		(14.7)

Adjusted loss from continuing operations	$(200.8)	(14.2%)	$(89.4)	(5.2%)	$ (111.4)

Diluted loss per share from continuing operations:
As reported	$(2.31)		$(0.74)		$ (1.57)
Adjusted	$(1.97)		$(0.89)		$ (1.08)

Shares used in computing net loss per share	101.9		100.7

(1)  Zero tax effect of adjustments for the 26 weeks ended August 2, 2014, and the six months ended July 31, 2013.  The six months ended July 31, 2013, includes tax benefits related to the settlement of certain federal and state income tax matters of $2.5 million and tax benefits associated with the settlement of an Internal Revenue Service examination of tax years 2004 through 2006 in the amount of $14.3 million.